                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] Confidential, for Use of the
[_] Preliminary Proxy Statement               Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              CHEAP TICKETS, INC.
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:
         N/A

    (2)  Aggregate number of securities to which transaction applies:
         N/A

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         N/A

    (4)  Proposed maximum aggregate value of transaction:
         N/A

    (5)  Total fee paid:
         N/A

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount previously paid:
         N/A

    (2)  Form, Schedule or Registration Statement no.:
         N/A

    (3)  Filing Party:
         N/A

    (4)  Date Filed:
         N/A

                              CHEAP TICKETS, INC.

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                                      AND

                                PROXY STATEMENT






                                          DATE: May 9, 2000
                                          TIME: 8:30 AM
                                          PLACE: Hawaii Prince Hotel

                       [CHEAP TICKETS LOGO APPEARS HERE]

                                                                  April 7, 2000

Dear Stockholders:

  It is my pleasure to invite you to Cheap Tickets' 2000 Annual Meeting of Stockholders.

  We will hold the meeting on May 9, 2000, at the Hawaii Prince Hotel at 100 Holomoana Street, Honolulu, Hawaii. In addition to the formal items of business, we will review the major developments of 1999 and answer your questions.

  This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about Cheap Tickets.

  Your vote is important. Whether you plan to attend the meeting or not, please complete, date, sign and return the enclosed proxy card promptly. If you received more than one proxy card because you own shares registered in different names or at different addresses, please be sure to separately complete and return each proxy card. If you attend the meeting and prefer to vote in person, you may do so.

  We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Michael J. Hartley

                                          Michael J. Hartley
                                          Chairman of the Board and Chief
                                           Executive Officer

                              CHEAP TICKETS, INC.
                           1440 Kapiolani Boulevard
                            Honolulu, Hawaii 96814

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      May 9, 2000 at 8:30 AM, Local Time

                               ----------------

DATE: May 9, 2000
TIME: 8:30 AM
PLACE: Hawaii Prince Hotel

Dear Stockholders:

  At our annual meeting, we will ask you to:

  1. Elect seven directors for terms expiring in 2000.

  2. Approve and ratify amendments to our 1999 Stock Incentive Plan to (1) increase the number of shares of common stock issuable under the 1999 Stock Incentive Plan and (2) adopt a limit on the maximum number of shares with respect to which options may be granted to any optionholder in any fiscal year and other administrative provisions to comply with the "performance-based compensation" exception to the deduction limit of
     Section 162(m) of the Internal Revenue Code of 1986, as well as other amendments which do not require stockholder approval.

  3. Ratify the selection of PricewaterhouseCoopers LLP, independent certified public accountants, as our auditors for the year ending December 31, 2000.

  4. Transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

  For ten days prior to the annual meeting, a complete list of our stockholders entitled to vote at the meeting will be available for inspection by any stockholder for any purpose relating to the meeting during ordinary business hours at our offices at 1440 Kapiolani Boulevard, Honolulu, Hawaii. This list will also be available for inspection at the annual meeting.

  If you were a stockholder of record at the close of business on March 13, 2000, you may vote at the annual meeting.

                                          By order of the board of directors,

                                          /s/ Sandra T. Hartley

                                          Sandra T. Hartley
                                          Secretary

April 7, 2000
Honolulu, Hawaii

                              CHEAP TICKETS, INC.
                           1440 Kapiolani Boulevard
                            Honolulu, Hawaii 96814

                                PROXY STATEMENT

                               ----------------

             Annual Meeting of Stockholders to be held May 9, 2000

                               ----------------

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me this Proxy Statement?

  We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2000 annual meeting of stockholders. This proxy statement summarizes the information you need to know to cast a vote at the annual meeting. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

Who is Entitled to Vote?

  We will begin sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card on or about April 7, 2000, to all stockholders entitled to vote. Stockholders who owned Cheap Tickets common stock at the close of business on March 13, 2000, are entitled to vote. On this record date, there were 24,158,316 shares of Cheap Tickets common stock, par value $0.001 per share, outstanding. Cheap Tickets' common stock is our only class of voting stock. We are also authorized to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are presently issued and outstanding. We are also sending along with this proxy statement, the Cheap Tickets 1999 Annual Report, which includes our financial statements.

What Constitutes a Quorum?

  The holders of a majority of the outstanding shares of Cheap Tickets common stock entitled to vote at the meeting must be present, in person or by proxy, in order to constitute a quorum. We can conduct the business of the meeting only if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the meeting.

How Many Votes Do I Have?

  Each share of Cheap Tickets common stock that you own entitles you to one vote. The proxy card indicates the number of shares Cheap Tickets common stock that you own.

How Do I Vote By Proxy?

  Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the postage-prepaid envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote.

  If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the board of directors as follows:

  . ""FOR'' the election of all seven nominees for director (see pages 17 and 18);

  . ""FOR'' the approval and ratification of the amendments to our 1999 Stock Incentive Plan (see page 18 to 22); and

  . ""FOR'' the ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants for 2000 (see page 22 ).

  If any other matter is presented, your proxy will vote in accordance with the recommendation of the board of directors or, if no recommendation is given, in their own discretion. At the time this proxy statement went to press, we knew of no matters which needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change My Vote After I Return My Proxy?

  Yes. If you give a proxy, you may change your vote at any time before it is exercised. You may change your vote in any one of three ways:

  .  You may send our Corporate Secretary another proxy with a later date.

  . You may notify our Corporate Secretary in writing before the annual meeting that you have revoked your proxy.

  .  You may attend the annual meeting and vote in person.

How Do I Vote in Person?

  If you plan to attend the annual meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring the proxy card, an account statement or a letter from the nominee indicating that you are the beneficial owner of the shares on March 13, 2000, the record date for voting, and a written instruction from the nominee authorizing you to vote the shares.

What Vote Is Required to Approve Each Proposal?

Proposal 1:                The seven nominees for director who receive the
 Elect Seven Directors     most votes will be elected. So, if you do not vote
                           for a particular nominee, or you indicate "WITHHOLD
                           AUTHORITY" to vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

Proposal 2:
 Approve and Ratify        The affirmative vote of a majority of the votes
  Amendments to our        cast at the annual meeting on this proposal is
  1999 Stock Incentive     required to approve and ratify the amendments to
  Plan                     our 1999 Stock Incentive Plan. So, if you "ABSTAIN"
                           from voting, it has the same effect as if you vote
                           "against" this proposal.

Proposal 3:                The affirmative vote of a majority of the votes
 Ratify Selection of       cast at the annual meeting on this proposal is
  Independent Public       required to ratify the selection of independent
  Accountants              public accountants. So, if you "ABSTAIN" from
                           voting, it has the same effect as if you voted
                           "against" this proposal.

The Effect of Broker Non-Votes
                           If your broker holds your shares in its name, the broker will be entitled to vote your shares on both Proposals 1 and 3 even if it does not receive instructions from you. Your broker is not entitled to vote on Proposal 2 unless it receives instructions from you.

                           If your broker does not vote your shares on Proposal 1, such "broker non-votes" will have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

                           If your broker does not vote your shares on Proposals 2 and 3, such "broker non-votes" do not count as "shares present." This means that a broker non-vote would reduce the number of affirmative votes that are necessary to approve this proposal.

What Are the Costs of Soliciting these Proxies?

  We will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communications for which they will receive no compensation. We will ask banks, brokers, and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable expenses. In addition, we may pay for and use the services of individuals or companies that we do not regularly employ in connection with the solicitation of proxies if the board of directors determines this is advisable.

How Do I Obtain an Annual Report on Form 10-K?

  If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 1999, that we filed with the SEC, we will send you one without charge. Please write to:

    Cheap Tickets, Inc.
    1440 Kapiolani Boulevard, Suite 800
    Honolulu, Hawaii 96814
    Attention: Lisa A. Menor

            INFORMATION ABOUT CHEAP TICKETS' COMMON STOCK OWNERSHIP

Which Stockholders Own at Least 5% of Cheap Tickets?

  The following table shows, as of March 13, 2000, all persons or entities we know to be "beneficial owners" of more than five percent of our common stock. The information on Capital Group International, Inc. and Capital Group Trust Company below is based on a Schedule 13G report filed with the SEC. If you wish, you may obtain this report from the SEC.

                                                       Common Stock
                                                 Beneficially Owned(1)(2)
                                                 ---------------------------
                                                  Number of      Percent of
   Name and Address of Beneficial Owner             Shares         Class
   ------------------------------------           ---------      ----------
   Michael J. Hartley(3)........................     11,833,407     49.0%
   Sandra T. Hartley(4).........................     11,833,407     49.0%
   Capital Group International, Inc.(5).........      1,750,000      7.2%
   Capital Group Trust Company(6)...............      1,750,000      7.2%
   Donald J. Phillips(7)........................      1,399,956      5.8%
   Cece Smith(8)................................      1,399,956      5.8%

--------
(1) "Beneficial ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you "beneficially" own Cheap Tickets common stock not only if you hold it directly, but also if you directly or indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have, (or share) the power to vote the stock, to invest it, to sell it, or you currently have the right to acquire it or the right to acquire it within 60 days of March 13, 2000.

(2) Based on 24,158,316 shares of common stock outstanding. Shares of our common stock issuable upon exercise of stock options currently exercisable or exercisable within 60 days of March 13, 2000 are considered outstanding for computing the percentage of the person or entity holding those options but are not considered outstanding for computing the percentage of any other person or entity.

(3) Includes 1,122,698 shares of common stock held by the Michael J. Hartley Revocable Trust, as amended, 4,794,006 shares of common stock held by the Hartley Investments Limited Partnership (held for the benefit of Michael
    J. Hartley) and 5,916,703 shares of common stock held by Sandra T. Hartley. Mr. Hartley is the husband of Sandra T. Hartley, Cheap Tickets' Vice President, Employee Relations who owns 5,916,703 shares of common stock. Mr. Hartley's address is 1440 Kapiolani Boulevard, Honolulu, Hawaii 96814. See note (4).

(4) Includes 1,122,697 shares of common stock held by the Sandra Tatsue Hartley Revocable Trust, as amended, 4,794,006 shares of common stock held by the Hartley Investments Limited Partnership (held for the benefit of Sandra T. Hartley) and 5,916,704 shares of common stock held by Michael J. Hartley. Ms. Hartley is the wife of Michael J. Hartley, Cheap Tickets' Chairman of the Board and Chief Executive Officer who owns 5,916,704 shares of common stock. Ms. Hartley's address is 1440 Kapiolani Boulevard, Honolulu, Hawaii 96814. See note (3).

(5) Based on a Schedule 13G filed with the SEC on February 11, 2000. Capital Group International, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities reported in its Schedule 13G. The investment management companies, which include a "bank" as defined in
    Section 3(a)(6) of the Securities Exchange Act of 1934 and several investment advisers registered under Section 203 of the Investment Advisers Act of 1940, provide investment advisory and management services for their respective clients which include registered investment companies and institutional accounts. Capital Group International, Inc. does not have investment power or voting power over any of the securities reported in its Schedule 13G; however, Capital Group International, Inc. may be deemed to "beneficially own" such securities by virtue of Rule 13d-3 under the Securities Exchange Act of 1934. It's address is 11100 Santa Monica Boulevard, Los Angeles, California 90025. See Note (6).

(6) Based on a Schedule 13G filed with the SEC on February 11, 2000. Capital Guardian Trust Company, a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is deemed to be the beneficial owner of 1,750,000 shares as a result of its serving as the investment manager of various institutional accounts. It's address is 11100 Santa Monica Boulevard, Los Angeles, California 90025. See Note (5).

(7) Includes vested stock options to purchase 500 shares of common stock. Mr. Phillips is a co-founder and general partner of Phillips-Smith Specialty Retail Group III, L.P. Mr. Phillips' address is c/o Phillips-Smith Specialty Retail Group, 5080 Spectrum Drive, Suite 805, West Addison, Texas 75001. See Note (8).

(8) Includes vested stock options to purchase 500 shares of common stock. Ms. Smith is a co-founder and general partner of Phillips-Smith Specialty Retail Group III, L.P. Ms. Smith's address is c/o Phillips-Smith Specialty Retail Group, 5080 Spectrum Drive, Suite 805, West Addison, Texas 75001. See Note (7).

How Much Stock is Owned by Directors and Executive Officers?

  The following table shows, as of March 13, 2000, the Cheap Tickets common stock that our directors and executive officers beneficially own and those shares of common stock owned by all executive officers and directors as a group.

                                                          Common Stock
                                                    Beneficially Owned(1)(2)
                                                    ---------------------------
                                                     Number of      Percent of
               Name of Beneficial Owner                Shares         Class
               ------------------------              ---------     ------------
   Michael J. Hartley(3)...........................     11,833,407     49.0%
   Sandra T. Hartley(4)............................     11,833,407     49.0%
   Cece Smith(5)...................................      1,399,956      5.8%
   Tammy A. Ishibashi(6)...........................        599,248      2.5%
   F. Michael Bartholomew(7).......................        119,000       *
   Sam Galeotos(8).................................         61,000       *
   George R. Mrkonic(9)............................         30,109       *
   Dale K. Jorgenson(10)...........................         26,100       *
   Giles H. Bateman(11)............................         11,109       *
   A. Maurice Myers................................            518       *
   All directors and executive officers as a group
    (14 persons)(12)...............................     13,390,569     55.3%

--------
  * Less than 1%.

 (1) See footnote 1 in the table included above at page 3, under "Which Stockholders Own at Least 5% of Cheap Tickets?"

 (2) Based on 24,158,316 shares of common stock outstanding. Shares of our common stock issuable upon exercise of stock options currently exercisable or exercisable within 60 days of March 13, 2000 are considered outstanding for computing the percentage of the person holding those options but are not considered outstanding for computing the percentage of any other person.

 (3) Includes 1,122,698 shares of common stock held by the Michael J. Hartley Revocable Trust, as amended, 4,794,006 shares of common stock held by the Hartley Investments Limited Partnership (held for the benefit of Michael
     J. Hartley) and 5,916,703 shares of common stock held by Sandra T. Hartley. Mr. Hartley is the husband of Sandra T. Hartley, Cheap Tickets' Vice President, Employee Relations who owns 5,916,703 shares of common stock. See note (4).

 (4) Includes 1,122,697 shares of common stock held by the Sandra Tatsue Hartley Revocable Trust, as amended, 4,794,006 shares of common stock held by the Hartley Investments Limited Partnership (held for the benefit of Sandra T. Hartley) and 5,916,704 shares of common stock held by Michael J. Hartley. Ms. Hartley is the wife of Michael J. Hartley, Cheap Tickets' Chairman of the Board and Chief Executive Officer who owns 5,916,704 shares of common stock. See note (3).

 (5) Includes vested stock options to purchase 500 shares of common stock. Ms. Smith is a co-founder and general partner of Phillips-Smith Specialty Retail Group III, L.P.

 (6) Ms. Ishibashi is the niece of Michael J. Hartley, Cheap Tickets' Chairman of the Board and Chief Executive Officer, and Sandra T. Hartley, Cheap Tickets' Vice President, Employee Relations. See notes (3) and (4).

 (7) Mr. Bartholomew served as Chief Operating Officer through November 1999. Effective November 12, 1999, Mr. Bartholomew resigned from all positions with Cheap Tickets.

 (8) Includes vested stock options to purchase 60,000 shares of common stock.

 (9) Includes vested stock options to purchase 500 shares of common stock.

(10) Represents 25,900 shares of common stock held by Mr. Jorgenson and 200 shares of common stock held by Mr. Jorgenson's minor child and deemed to be beneficially owned by him.

(11) Includes vested stock options to purchase 500 shares of common stock.

(12) Where more than one person or entity is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the same shares listed in the table, such shares are counted only once in determining the totals listed in the table.

Compensation Committee Interlocks and Insider Participation

  No interlocking relationship exists between Cheap Tickets' executive officers, board of directors or compensation committee and any executive officer or member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Did Directors, Executive Officers and Greater-Than-10% Stockholders Comply With Section 16(a) Beneficial Ownership Reporting in 1999?

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers, and greater-than-10% stockholders to file with the SEC and the NASDAQ Stock Market on changes in their beneficial ownership of Cheap Tickets common stock and to provide Cheap Tickets with copies of the reports. Based on our review of these reports, we believe that all of those reporting persons complied with their filing requirements for 1999, except for Giles H. Bateman, George R. Mrkonic, A. Maurice Myers and Cece Smith who each filed one late report on Form 4 involving shares of our common stock that they received for director fees.

              INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

 The Board of Directors

  The board of directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the chairman, other key executives and our principle external advisers (legal counsel, outside auditors, investment bankers and other consultants), reading reports and other materials that we send them and participating in board and committee meetings.

  The board met five times during fiscal 1999. Each incumbent director attended at least 75% of the total number of board and committee meetings, of which the director was a member, held in fiscal 1999.

 The Committees of the Board

  The board has an audit committee and a compensation committee. The full board of directors nominates our officers and directors for election.

 The Audit Committee        The audit committee monitors our corporate
                            financial reporting and internal and external
                            audits. Directors Bateman, Mrkonic and Smith serve
                            as members of the audit committee. The audit
                            committee met one time during fiscal 1999.

 The Compensation Committee The compensation committee makes recommendations regarding our employee stock plans and makes decisions concerning salaries and incentive compensation for employees and consultants of Cheap
                            Tickets. Directors Bateman, Mrkonic and Smith currently serve as members of the compensation committee. The compensation committee did not meet during fiscal 1999.

How Do We Compensate Directors?

  In 1999, we paid our non-employee directors $2,500 for each board meeting and $1,000 for each committee meeting attended in person for their services as directors. Beginning in October 1999, we have, in lieu of cash, paid our non-employee directors with our common stock based on the fair market value per share on the date each meeting was held. Further, directors are reimbursed for certain reasonable expenses incurred in attending board or committee meetings.

  Upon joining Cheap Tickets, each non-employee director receives an option to acquire 1,500 shares of common stock at an exercise price equal to the then fair market value. These options vest in equal increments over three years. In addition, following each annual stockholders' meeting commencing with this annual meeting, each non-employee director who continues as a director following the meeting and who has served as a director for at least eight months will receive an option to acquire the number of shares equal to $25,000 divided by the fair market value per share on the date of such annual meeting. Such options will also vest in equal increments over three years. For more information on Cheap Tickets' 1999 Stock Incentive Plan please refer to the description under "Proposal 2" on page 18.

  We have also entered into agreements with all directors pursuant to which we have agreed to indemnify them against certain claims arising out of their services as directors. Directors are also entitled to the protection of certain indemnification provisions in our Certificate of Incorporation and Bylaws.

Certain Relationships and Related Transactions

  During the last fiscal year, we entered into an employment agreement with our President and Chief Operating Officer, Sam Galeotos, that provides for a loan of $400,000 bearing no stated interest until maturity. At each of the first three anniversaries of the loan, we will forgive one-third of the principal amount as long as Mr. Galeotos is employed with us on such anniversary. In addition, under the Agreement we have agreed to pay Mr. Galeotos an amount such that, after the payment of federal, state and local taxes, Mr. Galeotos shall have received amounts free and clear of such taxes equal to the amounts for the forgiveness of his loan and moving expenses should such amount be considered compensation by us and not deductible by Mr. Galeotos.

  We have an arrangement with Mr. A. Maurice Myers, one of our non-employee directors, which was initially entered into in December 1995 under which Mr. Myers has agreed to provide us with consulting services associated with helping us develop business relationships with various airlines. Under this arrangement, we have agreed to pay Mr. Myers commissions of $2.00 per ticket written on America West Airlines and $1.00 per ticket on domestic, unpublished fares, we issue on United Airlines, for his services in helping us obtain airfare contracts with these airlines. These commissions for tickets on America West Airlines will end on December 31, 2000 and on United Airlines will end July 1, 2002. In 1999, we paid Mr. Myers $154,959 in commissions he earned under this arrangement during that year.

Executive Officers


 Name and Age              Principal Occupation and Business Experience
 ------------              --------------------------------------------

Michael J. Hartley
(50).................  Michael J. Hartley, a co-founder of Cheap Tickets, has served as Chief Executive Officer and director of the Company since Cheap Tickets' inception in August 1986, and has served as Chairman of the Board since January 1999. Mr. Hartley served as President from inception until October 1999. Mr. Hartley is the husband of Sandra T. Hartley, Cheap Tickets' Vice President of Employee Relations and the uncle of Tammy A. Ishibashi, Cheap Tickets' Executive Vice President of Ticket Distribution. Prior to founding Cheap Tickets, Mr. Hartley founded and sold one charter airline and served as an organizer of two other airlines.

Sam Galeotos (41)....  Sam Galeotos joined Cheap Tickets in October 1999 as
                       President and Chief Operating Officer. Prior to joining Cheap Tickets, from 1980 to 1999, Mr. Galeotos worked for WORLDSPAN Travel Information Systems in a variety of capacities, eventually serving as Co-Chief Executive Officer. Previously, he held management positions at Delta Air Lines, Inc. and DatasLink Business Systems. Mr. Galeotos earned his bachelor's degree in business administration with emphasis on Accounting and Management Information Systems from the University of Arizona and is a graduate of the Wharton School of Business advanced management program at the University of Pennsylvania.

Dale K. Jorgenson
(61).................  Dale K. Jorgenson joined Cheap Tickets in May 1998 as
                       Chief Financial Officer and Vice President of Finance. Prior to that, from 1988 to 1998, he was Chief Financial Officer and Vice President of Finance, of Interpacific Hawaii Retail Group and DFS, Ltd. Hawaii Region, both large retail chains in Hawaii. Prior to that, he held similar positions for 14 years with Castle & Cooke, Inc., now Dole Food Co. Mr. Jorgenson holds a B.A. degree in Business Administration from the University of Washington and an M.B.A. degree from Golden Gate University. He is a certified public accountant.

Tammy A. Ishibashi
(33).................  Tammy A. Ishibashi has served as Executive Vice
                       President of Ticket Distribution since February 1995 and is responsible for managing the retail stores and ticket distribution process, which includes fare filings with the Airline Tariff Publishing Corporation, ticket distribution, refunds and ARC reporting, and for overseeing the five departments necessary to accomplish this process. She joined Cheap Tickets as Treasurer in September 1990, a position she held until November 1993 when she was appointed to Second Vice President.
                       Ms. Ishibashi served as a Director of Cheap Tickets from September 1990 until February 1999. Ms. Ishibashi is the niece of Michael J. Hartley, Cheap Tickets' Chairman of the Board and Chief Executive Officer, and Sandra T. Hartley, Cheap Tickets' Vice President of Employee Relations.

Ronald L. McElfresh
(50).................  Ronald L. McElfresh joined Cheap Tickets in January
                       1998 as Vice President of Online Services, to design, develop, implement and maintain Cheap Tickets' website. From 1996 to 1997, he worked at Digital Island, a global Internet service provider, as the Director of Marketing. From June 1995 to June 1996, he served as general manager at Hawaiian On-Line GTE, an Internet company. From October 1994 to June 1995, he worked at GTE, a telecommunications company, as an international services product manager, where he developed and managed telephony and worked on product development for GTE's original

 Name and Age             Principal Occupation and Business Experience
 ------------             --------------------------------------------

                       Internet services. From April 1989 to July 1993, Mr. McElfresh was the Director of Product Marketing of Brite Voice Systems, Inc., a telecommunications company. In October 1981, Mr. McElfresh co-founded INFOCOM, a multimedia development company, where he held various product development and marketing positions, most recently as General Manager, until October 1987. Mr. McElfresh holds a B.A. degree from Blackhawk College.

Sandra T. Hartley
 (50)................  Sandra T. Hartley, a co-founder of Cheap Tickets, has served as Vice President of Employee Relations since January 1999 and as a director since Cheap Tickets' inception in August 1986. Her responsibilities include employee relations and benefits, corporate functions and public relations. She served as Chief Executive Officer of Cheap Tickets from August 1986 until September 1998. From August 1986 until January 1999, she has served as Chairman of the Board of Directors. Ms. Hartley is the wife of Michael J. Hartley, Cheap Tickets' Chairman of the Board and Chief Executive Officer, and the aunt of Tammy A. Ishibashi, Cheap Tickets' Executive Vice President of Ticket Distribution.

Lester R. Stiefel
 (48)................  Lester R. Stiefel joined Cheap Tickets in April 1998 as
                       Vice President of Human Resources, to head the human resources function and to ensure that policies and practices comply with employment laws and regulations and company standards. Prior to joining the company he worked at Citibank, a financial institution, as Vice President of Senior Resources Manager from 1986 to 1998, and at The Bank of Nova Scotia, a financial institution, from 1984 to 1986. Mr. Stiefel holds a B.A. degree from Herbert Lehman College and a Masters degree from Yeshiva University.

Paul B. Halstead
 (51)................  Paul B. Halstead joined Cheap Tickets in January 2000 as Chief Technology Officer. His responsibilities include managing the development of new products for e-commerce and call centers, and for managing the operation of Cheap Tickets' systems and voice and data communication networks. Prior to joining the company he worked at Bass Hotels & Resorts as Senior Vice President, Corporate Systems from April 1997 to January 2000 and at WORLDSPAN as Vice President, Distributed Systems Development from February 1990 to September 1996. Mr. Halstead holds a B.S. degree in Mathematics from Samford University.

Jason D. Horstman
 (37)................  Jason D. Horstman joined Cheap Tickets in January 2000 as Vice President, Business Development. His responsibilities include overseeing business partnerships, company affiliations and strategic alliances. Prior to joining the company, he worked as Vice President of Sales & Marketing for both Northwestern Travel Management, a corporate travel agency, from August 1998 until January 2000, and at TravelCorp, Inc., a travel agency, from February 1995 until August 1998. Mr. Horstman holds a B.A. degree in Business Economics from Northwestern College.

How Do We Compensate Executive Officers?

  The following table sets forth all compensation paid by Cheap Tickets during 1999, 1998, and 1997 to (1) our Chief Executive Officer and President during fiscal 1999, and (2) the four other most highly compensated executive officers during fiscal 1999.

                          Summary Compensation Table

                                                      Long-Term
                            Annual Compensation      Compensation
                         ------------------------- ----------------
                                                      Securities
Name and Principal                                    Underlying       All Other
Position                 Year Salary ($) Bonus ($) Options/SARs (#) Compensation ($)
------------------       ---- ---------- --------- ---------------- ----------------
Michael J. Hartley...... 1999  401,260    357,000          --               --
 Chairman of the Board
  and Chief Executive    1998  243,783     50,000          --               --
 Officer                 1997  229,090        --           --               --

Sandra T. Hartley....... 1999  119,690        --           --               --
 Vice President,
  Employee Relations     1998  235,500     12,500          --               --
                         1997  233,050        --           --               --

Sam Galeotos (1)........ 1999   61,154        --       600,000          400,000(4)
 President and Chief
  Operating Officer      1998      --         --           --               --
                         1997      --         --           --               --

F. Michael Bartholomew
 (2).................... 1999  172,693        --           --           754,320(5)
 Former Chief Operating
  Officer                1998  165,000     41,250      140,000              --
                         1997    6,875        --           --               --

Dale K. Jorgenson (3)... 1999  172,917     70,000          --            50,085(6)
 Chief Financial Officer
  and Vice President,    1998   78,366     21,875      140,000              --
 Finance                 1997      --         --           --               --

Tammy A. Ishibashi...... 1999  122,921     37,500          --               --
 Executive Vice
  President, Tickets     1998  100,008     25,000          --               --
 Distribution            1997   73,110        --           --               --

--------
(1) The annual salary of Mr. Galeotos for 1999 would have been $450,000 if he had been with Cheap Tickets for the entire year. He joined Cheap Tickets in October 1999.

(2) The annual salary of Mr. Bartholomew, our former Chief Operating Officer, for 1997 would have been $165,000 if he had been with Cheap Tickets for the entire year. He joined Cheap Tickets in December 1997.

(3) Mr. Jorgenson's annual salary for 1998 would have been $150,000, if he had been with Cheap Tickets for the entire year. He joined Cheap Tickets in May 1998.

(4) Represents a loan bearing no stated interest until maturity, which we will forgive one-third of the principal amount at each of the first three anniversaries of the loan as long as Mr. Galeotos is employed with us on such anniversaries.

(5) Represents the net gain on stock options exercised and sold in August of 1999.

(6) Represents the net gain on stock options exercised in November of 1999.

    Individual Option Grants to Executive Officers During Fiscal Year 1999

  The following table sets forth certain information regarding stock options granted in 1999 to the officers named in the Summary Compensation Table.

                                       Individual Grants
                         ---------------------------------------------
                                                                       Potential Realizable
                                                                         Value at Assumed
                         Number of    Percent of                       Annual Rates of Stock
                         Securities Total Options  Exercise             Price Appreciation
                         Underlying   Granted to    Price               for Option Terms(4)
                          Options    Employees in    Per    Expiration ---------------------
Name                     Granted(1) Fiscal Year(2)  Share    Date(3)       5%         10%
----                     ---------- -------------- -------- ---------- ---------- ----------
Sam Galeotos............  600,000        79.3%     $16.1875 10/28/2005 $3,303,689 $7,494,944

--------
(1) Options generally have a six-year or ten-year term and vest at a rate 20% per annum.

(2) Cheap Tickets granted options for a total of 757,000 shares of common stock to its employees during 1999.

(3) Options may terminate before their expiration dates if optionee's status as an employee or consultant is terminated or upon the optionee's death or disability.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent Cheap Tickets' estimate or projection of future prices of its common stock prices. Based on the public offering price, the actual values realized may be substantially greater than those assumed under these rules.

         Aggregate Option Exercises in 1999 and Year-End Option Values

  The following table sets forth for each of the officers named in the Summary Compensation Table, certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1999. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding options and the fair market value of Cheap Tickets' common stock as of December 31, 1999.

                                                        Number of Securities
                                      Value Realized   Underlying Unexercised   Value of Unexercised In-
                           Number of      (Market            Options at           the-Money Options at
                            Shares       Price at         December 31, 1999         December 31, 1999(1)
                          Acquired on  Exercise Less  ------------------------- -------------------------
Name                       Exercise   Exercise Price) Exercisable Unexercisable Exercisable Unexercisable
----                      ----------- --------------- ----------- ------------- ----------- -------------
Michael J. Hartley......       --             --            --           --            --           --
Sandra T. Hartley.......       --             --            --           --            --           --
Sam Galeotos............       --             --            --       600,000           --           --
F. Michael Bartholomew..    21,000       $754,320       119,000          --     $1,607,563          --
Dale K. Jorgenson.......     3,000       $ 50,085        25,000      112,000    $  337,723   $1,513,000
Tammy A. Ishibashi......       --             --            --           --            --           --

--------
(1) Calculated by determining the difference between the fair market value of the securities underlying the option at December 31, 1999 and the exercise price of the named officer's option. The fair market value at December 31, 1999 was deemed to be $13.6875 as reported on the Nasdaq National Market.

Stock Plans

 1997 Stock Option Plan

  Cheap Tickets' 1997 Stock Option Plan provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and for the granting of nonstatutory stock options to employees, directors and consultants. The 1997 plan was approved by the board of directors in February 1998 and by Cheap Tickets' shareholders in April 1998. Unless terminated sooner, the 1997 plan will terminate automatically in 2008. A total of 1,979,642 shares of common stock was reserved for issuance pursuant to the 1997 plan. As of December 31, 1999, options to purchase 601,440 shares of common stock were outstanding under the 1997 plan. No further options have been or will be granted under the 1997 plan.

  The 1997 plan may be administered by the board of directors or a committee of the board, which serves as the plan administrator. The plan administrator has the power to determine the terms of the options granted, including the number of shares subject to each option, the exercisability thereof, and the form of consideration payable upon such exercise.

  Options granted under the 1997 plan are not generally transferable by the optionee. Generally each option is exercisable during the lifetime of the optionee only by him or her. Unless otherwise specified in the option agreement, options granted under the 1997 plan must be exercised within three months of the end of the optionee's status as an employee or consultant of Cheap Tickets, or within twelve months after his or her termination by death or disability, but in no event later than the expiration of the option's term.

  The exercise price of all incentive stock options granted under the 1997 plan must be at least equal to the fair market value of the common stock on the date of the grant. The exercise price of nonstatutory stock options must be at least equal to 85% of the fair market value of the common stock on the date of the grant. With respect to any optionee who owns stock possessing more than 10% of the voting power of all classes of Cheap Tickets' outstanding capital stock, the exercise price of any option must equal at least 110% of the fair market value of the common stock on the date of the grant and the term of any option may not exceed five years. The term of other options under the 1997 plan may not exceed ten years. The consideration to be paid for the shares of common stock upon exercise of an option will be determined by the plan administrator and may include, cash, check, promissory note, shares of common stock, or the assignment of part of the proceeds from the sale of shares acquired upon exercise of the option.

  The 1997 plan provides that in the event of a merger or a sale of all or substantially all of Cheap Tickets' assets the plan administrator has the authority to provide for the full automatic vesting and exercisability of each option, including shares as to which the option would not otherwise be exercisable. If an option becomes exercisable in full in the event of a merger or sale of assets, the plan administrator will notify the optionee that the option is fully exercisable for a specified period from the date of the notice, and the option will terminate upon the expiration of that period. To the extent the option has not been previously exercised, each option will terminate immediately prior to the consummation of the merger or sale of assets.

  During 1998, Cheap Tickets granted to F. Michael Bartholomew an option to acquire 140,000 shares of common stock at an exercise price of $0.18 per share. Upon the completion of Cheap Tickets' initial public offering, the option became fully vested and exercisable.

  For a description of the 1999 Stock Incentive Plan, see "Proposal 2" on page
18.

401(k) Plan

  Cheap Tickets has a 401(k) plan pursuant to which eligible employees may elect to reduce their current salary by up to the statutorily prescribed annual limit and have the amount of such reduction contributed to the 401(k) plan. Contributions to the 401(k) plan by Cheap Tickets are discretionary. The 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code so that contributions by participants to the 401(k) plan, and income earned on plan contributions, are not taxed to participants until withdrawn from the 401(k) plan.

Employment Agreements

  Cheap Tickets has entered into an employment agreement with its President and Chief Operating Officer, Sam Galeotos. The agreement provides for an initial five year period of employment during which Mr. Galeotos will be paid an initial annual salary of $450,000. Mr. Galeotos could potentially earn a bonus equal to 75% of his annual salary if certain performance goals are met. The Agreement also provides for a $400,000 loan to Mr. Galeotos, bearing no stated interest until maturity. At each of the first three anniversaries of the loan, we will forgive one-third of the principal amount as long as Mr. Galeotos is employed with us on such anniversary. In addition, under the Agreement we have agreed to pay Mr. Galeotos an amount such that, after the payment of federal, state and local taxes, Mr. Galeotos shall have received amounts free and clear of such taxes equal to the amounts for the forgiveness of his loan and moving expenses should such amount be considered compensation by us and not deductible by Mr. Galeotos.

  Under the Agreement, Mr. Galeotos may terminate his employment if there is a "change of control" of Cheap Tickets (as defined in the Agreement) or there is a material change in his position, duties, responsibilities, or status with us. In such event, we shall: (1) pay Mr. Galeotos' compensation through the day on which he terminates his employment; (2) reimburse him for any expenses properly incurred by him through the day on which he terminates his employment; and (3) pay him a severance payment equal to two and one-half times his annual salary at the time of termination.

  Cheap Tickets does not have any employment agreements with any of its other key personnel. Cheap Tickets has severance agreements with Michael J. Hartley and Sandra T. Hartley. Each of the severance agreements requires Cheap Tickets to pay the respective individual an amount equal to the lesser of (1) twice his or her respective annual salary or (2) $400,000 in the event that their employment is terminated either by Cheap Tickets without cause or by them for good reason.

           COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

  The following Compensation Committee's Report on Executive Compensation shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C of the SEC or to the liabilities of
Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document.

The Report

  The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to our executive officers during the fiscal year ended December 31, 1999. The Committee is responsible for ensuring that we provide competitive compensation practices and that those practices are in accordance with all legal requirements and are of the highest quality. These responsibilities include making recommendations to the board of directors regarding all forms of compensation to be provided to the executive officers, senior executives and directors of the corporation, and all bonus and stock compensation to all employees.

 General Compensation Policy

  Under the supervision of the Committee, our compensation policy is designed to attract and retain qualified key executives critical to the our growth and long-term success. It is the objective of the Committee to have a portion of each executive's compensation contingent upon our performance, as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (1) base salary which reflects individual performance and expertise; (2) variable bonus awards payable in cash and tied to the achievement of certain performance goals, and
(3) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and our stockholders.

  The following summary describes in more detail the factors, which the Committee considers in establishing each of the three primary components of the compensation package provided to the executive officers.

 Base Salary

  The level of base salary is established on the basis of the individual's qualifications and relevant experience, the strategic goals for which she or he has responsibility, compensation levels at companies which compete with us for business and executive talent, and incentives necessary to attract and retain qualified management. Base salary is adjusted annually to take into account the individual's performance and to maintain a competitive salary structure. The Committee reviews and approves base wage compensation proposals for all executives earning $150,000 or more per annum.

 Cash-Based Incentive Compensation

  Cash bonuses are awarded to executive officers on the basis of their success in achieving designated individual goals and our success in achieving specific company-wide goals, such as the increase in gross bookings, reaching earnings target goals, and maintaining a high level of customer service.

 Long-Term Incentive Compensation

  We utilize our stock option plans to provide executive and other key employees with incentives to maximize long-term stockholder values. Awards under this plan take the form of incentive stock options designed to give the recipient a meaningful stake in the equity in Cheap Tickets and thereby closely align his or her interests with those of our stockholders.

 Compensation of the Chief Executive Officer

  Michael J. Hartley, a co-founder of Cheap Tickets, has served as our Chief Executive Officer and a director since our inception in August 1986 and has served as Chairman of the Board since January 1999. His base salary for fiscal 1999 was $401,260.

  The factors discussed previously in "Base Salaries" and "Cash-Based Incentive Compensation," were also applied in establishing the amount of Mr. Hartley's salary. The base salary was determined after considering a number of our achievements in 1999, including the successful completion of our initial public offering, the successful completion of a follow-on public offering later in the year, significant year over year growth in gross bookings, growth in on-line operations, including the amount of new registered users added in 1999 compared with the amount added in 1998, and growth in on-line revenues. He was also successful in recruiting and hiring other key executives.

 Deductibility of Executive Compensation

  The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the chief executive officer and the four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by Cheap Tickets to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under our 1997, and 1999 Incentive Stock Option Plans to such officers will meet the requirements for qualifying as performance-based, the Committee believes that
Section 162(m) will not affect the tax deductions available to us with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under the applicable tax law. However, we may from time to time pay compensation to our executive officers that may not be deductible.

                   SUBMITTED BY THE COMPENSATION COMMITTEE:

                                  Cece Smith
                               George R. Mrkonic
                               Giles H. Bateman

Dated: April 7, 2000

Performance Graph

  The following graph compares, for the period from March 19, 1999 (the date of our initial public offering) through December 31, 1999, the percentage change in our cumulative total stockholder return of Cheap Tickets common stock with the cumulative total return of the NASDAQ Total Return Index. The graph assumes an initial investment of $100. The graph is not necessarily indicative of future price performance.

  The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information by reference, and shall not otherwise be deemed filed under such acts.

         Comparison of Total Return to Stockholder Among Cheap Tickets
                         and NASDAQ Total Return Index.


                       [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period           NASDAQ -        CHEAP
(Fiscal Year Covered)        TOTAL US*       TICKETS, INC.
--------------------         ---------       -------------
Measurement Pt- 3/18/99      $100.00         $100.00
FYE   03/31/99               $224.17         $ 99.77
FYE   06/30/99               $243.33         $109.11
FYE   09/30/99               $215.83         $111.64
FYE   12/31/99               $ 91.25         $162.03

               DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1: Elect Seven Directors

  Our bylaws provide that the exact number of directors will be fixed from time to time by action of stockholders or board of directors. The number of directors currently is fixed at seven.

  The board has nominated seven directors for election at the annual meeting. Each nominee is currently serving as one of our directors. If you re-elect them, they will hold office until the annual meeting in 2001 or until their successors have been elected or until they resign.

  We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the board, or the board may reduce the number of directors to be elected. If any directors resigns, dies or is otherwise unable to serve out his or her term, or the board increases the number of directors, the board may fill the vacancy until the next meeting.

  These are the biographies of Cheap Tickets' nominees for directors, except for Mr. Hartley, the Chairman, Mrs. Hartley, Vice President, Employee Relations, and Mr. Galeotos, the President and Chief Operating Officer, whose biographies are included above at page 8, under "Executive Officers."

Nominees

       Name and Age            Principal Occupation and Business Experience
       ------------            --------------------------------------------
 Giles H. Bateman (55)... Mr. Bateman has been a director of Cheap Tickets since the closing of our initial public offering. He
                          has served as a director of CompUSA Inc. since
                          December 1991 and as Chairman of the Board of
                          Directors since December 1993. Since January 1992,
                          Mr. Bateman has been an investor in and director of
                          other public and private companies, including
                          Boatracs, Inc., Beverages and More, Inc., Auto Expo,
                          Inc. and Advanced Remote Communication Solutions. The
                          assets of Auto Expo, Inc. were assigned for the
                          benefit of its creditors in 1995. In 1991,
                          Mr. Bateman was a visiting professor at the
                          University of San Diego Olin Hall School of Business
                          Administration. Mr. Bateman was co-founder of The
                          Price Company, the operator of The Price Club chain
                          of warehouse club retail superstores. He served as a
                          director and Chief Financial Officer of The Price
                          Company from 1976 to 1991 and as Vice Chairman from
                          1986 to 1991. Since 1998, Mr. Bateman has volunteered
                          as the Chairman of the Board of Trustees of The
                          Hoffman Institute in Northern California. Mr. Bateman
                          holds a B.A. degree from Oxford University and an
                          M.B.A. degree from Harvard University.

 George R. Mrkonic (47).. Mr. Mrkonic has been a director of Cheap Tickets since the closing of our initial public offering. He has served as the Vice Chairman of Borders Group, Inc. since December 1994, and a director since its formation in August 1994. He also served as President of Borders Group, Inc. from December 1994 until
                          January 1997. Prior to joining Borders, Mr. Mrkonic served as Executive Vice President of Specialty
                          Retailing Group of Kmart Corporation, where he had overall responsibility for the specialty retailing operations of Kmart including, among others, Borders, Inc. and Walden Book Company, Inc., from November
                          1990 to November 1994. Mr. Mrkonic is also a director of Champion Enterprises, Inc., a manufacturer and seller of manufactured homes, and Syntel, Inc., a computer software and development company.

       Name and Age            Principal Occupation and Business Experience
       ------------            --------------------------------------------
 A. Maurice Myers (59)... Mr. Myers has been a director of Cheap Tickets since
                          September 1999. Since November 1999, Mr. Myers has
                          been the Chairman, President and Chief Executive
                          Officer for Waste Management, Inc., a provider of
                          integrated waste management services. From April 1996
                          to October 1999, he was Chairman, President and Chief
                          Executive Officer of Yellow Corp. Prior to that, Mr.
                          Myers was the President of America West Airlines,
                          Inc. from January 1994 to December 1995. Mr. Myers is
                          a director of Hawaiian Electric Industries, Inc., an
                          electric public utility service provider, and Waste
                          Management, Inc.

 Cece Smith (55)......... Ms. Smith has been a director of Cheap Tickets since
                          July 1997. Since 1986, Ms. Smith has been a general
                          partner of Phillips-Smith Specialty Retail Group, a
                          retail venture capital investment firm. She
                          previously served as a director of publicly-held
                          retailers BizMart, Inc., A Pea in the Pod, Inc. and
                          Hot Topic, Inc. Ms. Smith holds a B.B.A. degree in
                          Business Administration from the University of
                          Michigan and an M.L.A. degree in Liberal Arts from
                          Southern Methodist University. Ms. Smith served as a
                          director from 1992 to 1997 and as Chairman from 1994
                          to 1996 of the Federal Reserve Bank of Dallas.

  The board recommends that you vote "FOR" the election of all seven nominees for director.

Proposal 2: Approve and Ratify Amendments to our 1999 Stock Incentive Plan

  You are being asked to approve amendments to our 1999 Stock Incentive Plan. The proposed amendments to the 1999 Stock Incentive Plan will (a) increase the number of shares reserved for issuance under the 1999 Stock Incentive Plan by 240,000 shares, from 1,260,000 to 1,500,000, and increase the maximum possible annual increase of shares reserved for issuance from 2% to 3% of our outstanding shares of common stock and (b) adopt a limit on the maximum number of shares with respect to which options may be granted to any optionholder in any fiscal year and other administrative provisions to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), as well as other amendments which do not require stockholder approval.

  The amendments to the 1999 Stock Incentive Plan will enable us to grant awards as needed to attract employees and other service providers. The 1999 Stock Incentive Plan is intended to enhance our ability to provide individuals with awards and incentives commensurate with their contributions and competitive with those offered by other employers, and to increase stockholder value by further aligning the interests of these individuals with the interests of our stockholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The board of directors believes that our long term success is dependent upon our ability to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to us.

   The board recommends that you vote "FOR" approval and ratification of the amendments to our 1999 Stock Incentive Plan

  The following summary of the 1999 Stock Incentive Plan, including the proposed amendments, is subject in its entirety to the specific language of the 1999 Stock Incentive Plan, as proposed to be amended, a copy of which is attached hereto as Appendix A.

General Description

  Our 1999 Stock Incentive Plan was adopted by the board of directors and approved by Cheap Tickets' stockholders in March 1999. All option grants made after the initial public offering were made solely under the 1999 Stock Incentive Plan. The maximum number of shares available for grant of stock options under the 1999 Stock Incentive Plan is 1,260,000 shares of common stock, plus an increase to be added on the first day of our fiscal year beginning in 2000 equal to the lesser of (1) 2% of the number of shares outstanding as of such date; or (2) a lesser number of shares determined by the plan administrator of the 1999 Stock Incentive Plan. The maximum number of shares available for grant of incentive stock options under the 1999 Stock Incentive Plan initially is 1,260,000 shares of common stock, plus an annual increase to be added on the first day of Cheap Tickets' fiscal year beginning in 2000 equal to the lesser of (1) 700,000 shares of common stock; (2) two percent of the number of shares outstanding as of such date; or
(3) a lesser number of shares determined by the plan administrator of the 1999 Stock Incentive Plan. At December 31, 1999, 508,000 shares remain available for future grants under the 1999 Stock Incentive Plan.

  On March 31, 2000, the board of directors approved amendments to the 1999 Stock Incentive Plan, conditioned upon and not to take effect until approved by our stockholders, to (a) increase the number of shares of common stock reserved for issuance under the 1999 Stock Incentive Plan by 240,000 shares, from 1,260,000 to 1,500,000, and increase the maximum possible annual increase of shares reserved for issuance from 2% to 3% of our outstanding shares of common stock and (b) to adopt a limit on the maximum number of shares with respect to which options may be granted to any optionholder in any fiscal year and other administrative provisions to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Code, as well as other amendments which do not require stockholder approval.

  As of March 13, 2000, options to purchase a total of 1,413,200 shares held by 59 optionees were outstanding as of such date at a weighted average exercise price of $11.12 per share, and 738,508 shares remained available for future grant under 1999 Stock Incentive Plan.

  Amendment to Increase Shares Reserved. The current number of shares reserved for issuance under the 1999 Stock Incentive Plan is 1,260,000 with a maximum possible annual increase of 2% of our outstanding shares of common stock. The proposed amendment to the 1999 Stock Incentive Plan provides that the number of shares reserved for issuance will be increased by 240,000 shares, from 1,260,000 to 1,500,000, and the maximum possible annual increase of shares reserved for issuance from 2% to 3% of our outstanding shares of common stock.

  Amendment to Adopt Code Section 162(m) Limitations. The board, subject to stockholder approval, adopted an amendment to the 1999 Stock Incentive Plan to limit the number of options which may be awarded to an employee in any fiscal year to 500,000 shares. However, in connection with his or her initial commencement of services with us, a participant in the 1999 Stock Incentive Plan may be granted stock options for up to an additional 500,000 shares, which shall not count against the limit set forth in the previous sentence. The purpose of the amendment is to ensure that any options granted under the 1999 Stock Incentive Plan after the 2000 stockholder's meeting will qualify as "performance-based compensation" under Section 162(m) of the Code.

  Under Code Section 162(m) no deduction is allowed in any taxable year for compensation in excess of $1 million paid to our chief executive officer and each of our four most highly paid other executive officers who are serving in such capacities as of the last day of such taxable year. An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by our stockholders and that specifies, among other things, the maximum number of shares with respect to which options may be granted to eligible employees under such plan during a specified period. Compensation paid pursuant to options granted under such a plan and with an exercise price equal to the fair market value of our common stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to employees only if the stock price appreciates. While Code Section 162(m) generally became effective in 1994, a special rule allows options granted under the 1999 Stock Incentive Plan to be treated as qualifying under Code
Section 162(m) without having a per-person share limit until stockholders approve a material modification of the 1999 Stock Incentive Plan, after the initial public offering occurs, such as the increase in the number of shares of common stock which may be issued under the 1999 Stock Incentive Plan.

  If stockholders do not approve the Code Section 162(m) amendment, any compensation expense of Cheap Tickets associated with the options granted under the 1999 Stock Incentive Plan in excess of the shares currently available for issuance (together with all other non-performance based compensation) in excess of $1 million for any of our five highest paid officers will not be deductible under the Code.

  Other Amendments. The amendment and restatement of the 1999 Stock Incentive Plan also includes the following other amendments which are not subject to your approval. The current maximum number of shares available for grant of incentive stock options under the 1999 Stock Incentive Plan initially is 1,260,000 shares of common stock, plus an annual increase to be added on the first day of Cheap Tickets' fiscal year beginning in 2000 equal to the lesser of (1) 700,000 shares of common stock; (2) 2% of the number of shares outstanding as of such date; or (3) a lesser number of shares determined by the plan administrator of the 1999 Stock Incentive Plan. The proposed amendment increases the number of shares available for grant of incentive stock options by 240,000 shares, from 1,260,000 to 1,500,000, and the maximum possible annual increase of shares reserved for issuance shall be the lesser of (1) 1,000,000 shares of common stock; (2) 3% of our outstanding shares of common stock; or (3) a lesser number of shares determined by the plan administrator of the 1999 Stock Incentive Plan.

  Administration. The 1999 Stock Incentive Plan is administered, with respect to grants to directors, officers, consultants, and employees, by the plan administrator, which is defined as the board of directors or a committee designated by the board of directors. The committee is constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). With respect to the grant of stock options subject to Code Section 162(m), the committee will be comprised solely of two or more "outside directors" as defined under Code Section 162(m) and applicable tax regulations. For grants of stock options to individuals not subject to Rule 16b-3 and Code Section 162(m), the board of directors may authorize one or more officers to grant such options.

  Amendment and Termination. The board of directors may at any time amend, suspend or terminate the 1999 Stock Incentive Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to options granted to residents therein, the Cheap Tickets will obtain stockholder approval of any amendment to the 1999 Stock Incentive Plan in such a manner and to such a degree as required. The 1999 Stock Incentive Plan will terminate in March 2009 unless previously terminated by the board of directors.

  Other Terms. Stock options granted under the 1999 Stock Incentive Plan may be either incentive stock options under the provisions of Section 422 of the Code, or non-qualified stock options. Incentive stock options may be granted only to employees of the Company or any parent or subsidiary corporation of the Company.

  The 1999 Stock Incentive Plan authorizes the plan administrator to select the employees, directors and consultants of Cheap Tickets to whom options may be granted and to determine the terms and conditions of any option. The exercise price of incentive stock options under the 1999 Stock Incentive Plan must be at least equal to the fair market value of the common stock on the date of grant, and the term of incentive stock options must not exceed six years. With respect to an employee who owns stock possessing more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of any incentive stock option must equal at least 110% of the fair market value of the common stock on the grant date and the term of the incentive stock option must not exceed five years. The exercise price of stock options intended to qualify as performance-based compensation for purposes of Code Section 162(m) shall not be less than 100% of the fair market value. The exercise price of non-qualified stock options will be determined by the plan administrator. The consideration to be paid for the shares of common stock upon exercise of an option will be determined by the plan administrator and may include cash, check, promissory note, shares of common stock, or the assignment of part of the proceeds from the sale of shares acquired upon exercise of the option.

  Under the 1999 Stock Incentive Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the grantee only by the grantee. However, the 1999 Stock Incentive Plan permits the designation of beneficiaries by holders of incentive stock options. Non-qualified stock options are transferable to the grantee's immediate family to the extent provided in the award agreement or in the manner and to the extent permitted by the plan administrator.

  Pursuant to the 1999 Stock Incentive Plan, the board of directors has adopted the 1999 Non-Employee Director Option Program. Under this program, each non-employee director serving on our board of directors upon our initial public offering and each non-employee director appointed to the board following the initial public offering received an option to acquire 1,500 shares of common stock at an exercise price per share equal to the then fair market value of the common stock at the date of grant. In addition, following each annual stockholders' meeting commencing with this annual meeting, each non-employee director who continues as a director following the meeting and who has served as a director for at least eight months will receive an option to acquire the number of shares equal to $25,000 divided by the fair market value per share on the date of such annual meeting rounded down to the next whole share in the case of any fractional share. These options will vest and become exercisable in three equal installments on each yearly anniversary of the grant date. In the event of a merger, sale of all or substantially all of Cheap Tickets' assets, the liquidation or dissolution of Cheap Tickets, the acquisition by any person or related groups of persons of securities possessing more than 50% of the voting power of Cheap Tickets' outstanding securities with certain exceptions, and certain changes in the composition of the board of the directors over a period of 36 months, such options will vest and become fully exercisable. The plan administrator may provide for the full automatic vesting and exercisability of unvested options in anticipation of such a transaction. Each automatic option grant will have a term of six years and will be transferable to the extent provided in the agreement evidencing the option.

  Certain Federal Tax Consequences. The grant of a non-qualified stock option under the 1999 Stock Incentive Plan will not result in any federal income tax consequences to the optionee or to us. Upon exercise of a non-qualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by the optionee subject to possible limitations imposed by
Section 162(m) of the Code. Any gain or loss on the optionee's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. We do not receive a tax deduction for any such gain.

  The grant of an incentive stock option under the 1999 Stock Incentive Plan will not result in any federal income tax consequences to the optionee or to us. An optionee recognizes no federal taxable income upon exercising an incentive stock option ("ISO") (subject to the alternative minimum tax rules discussed below), and we receive no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares of common stock. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. We are not entitled to any deduction under these circumstances.

  If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. We, in the year of the disqualifying disposition, are entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

  The "spread" under an ISO--i.e., the difference between the fair market value of the shares at exercise and the exercise price--is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

  The foregoing is only a summary of the current effect of federal income taxation upon the optionholder and us with respect to the shares purchased under the 1999 Stock Incentive Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a optionholder's death or the income tax laws of any municipality, state or foreign country to which the grantee may be subject.

  Amended Plan Benefits. As of the date of this proxy statement, no executive officer, director and no associates of any executive officer or director, has been granted any options subject to stockholder approval of the proposed amendment. The benefits to be received pursuant to the 1999 Stock Incentive Plan amendments by our executive officers, directors and employees are not determinable at this time.

Proposal 3: Ratify Selection of Independent Auditors for 2000

  We are asking you to ratify the board's selection of PricewaterhouseCoopers LLP, certified public accountants, as independent public accountants for 2000. The audit committee recommended the selection of PricewaterhouseCoopers to the board. All professional services PricewaterhouseCoopers rendered to us during 1999 were furnished at customary rates and terms. PricewaterhouseCoopers has served as the independent public accountants of Cheap Tickets since August 1998.

  A representative of PricewaterhouseCoopers will attend the Annual Meeting and be able to make a statement and to answer your questions.

  We are submitting this proposal to you because the board believes that such action follows sound corporate practice. If you do not ratify the selection of independent public accountants, the board will consider it a direction to consider selecting other public accountants. However, even if you ratify the selection, the board may still appoint new independent public accountants at any time during the year if it believes that such a change would be in the best interests of Cheap Tickets and our stockholders.

   The board recommends that you vote "FOR" ratification of the selection of
                            PricewaterhouseCoopers
                  as Independent Public Accountants for 2000.

                    INFORMATION ABOUT STOCKHOLDER PROPOSALS

  If you wish to submit proposals to be included in our 2000 proxy statement, we must receive them, in a form which complies with the applicable securities laws, on or before December 8, 2000. In addition, in the event a stockholder proposal is not submitted to us prior to February 21, 2001, the proxy to be solicited by the board of directors for the 2001 annual meeting will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2001 annual meeting without any discussion of the proposal in the proxy statement for such a meeting. Please address your proposals to: Cheap Tickets, Inc., 1440 Kapiolani Boulevard, Honolulu, Hawaii 96814, Attention: Corporate Secretary.

                                          By Order of the Board of Directors,

                                          /s/ Sandra T. Hartley

                                          Sandra T. Hartley
                                          Secretary

                                  APPENDIX A

                              CHEAP TICKETS, INC.

                           1999 STOCK INCENTIVE PLAN

                            Adopted in March, 1999
                    Amended and Restated on March 31, 2000

  1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

  2. Definitions. As used herein, the following definitions shall apply:

  (a) "Administrator" means the Board or any of the Committees appointed to administer the Plan.

  (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

  (c) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

  (d) "Award" means the grant of an Option under the Plan.

  (e) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

  (f) "Board" means the Board of Directors of the Company.

  (g) "Cause" means, with respect to the termination by the Company or a Related Entity of the Grantee's Continuous Service, that such termination is for "Cause" as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee's: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity; (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. At least 30 days prior to the termination of the Grantee's Continuous Service pursuant to (i) or (ii) above, the Administrator shall provide the Grantee with notice of the Company's or such Related Entity's intent to terminate, the reason therefor, and an opportunity for the Grantee to cure such defects in his or her service to the Company's or such Related Entity's satisfaction. During this 30 day (or longer) period, no Award issued to the Grantee under the Plan may be exercised or purchased.

  (h) "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

    (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange
  Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

    (ii) a change in the composition of the Board over a period of thirty-six
  (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

  (i) "Code" means the Internal Revenue Code of 1986, as amended.

  (j) "Committee" means any committee appointed by the Board to administer the Plan.

  (k) "Common Stock" means the common stock of the Company.

  (l) "Company" means Cheap Tickets, Inc.

  (m) "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

  (n) "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

  (o) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

  (p) "Corporate Transaction" means any of the following transactions:

    (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

    (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company;

    (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

    (iv) an acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (whether or not in a transaction also constituting a Change in Control), but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

  (q) "Covered Employee" means an Employee who is a "covered employee" under
Section 162(m)(3) of the Code.

  (r) "Director" means a member of the Board or the board of directors of any Related Entity.

  (s) "Disability" means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

  (t) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

  (u) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (v) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

    (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

    (ii) In the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

  (w) "Grantee" means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

  (x) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

  (y) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

  (z) "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

  (aa) "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

  (bb) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

  (cc) "Performance-Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

  (dd) "Plan" means this 1999 Stock Incentive Plan.

  (ee) "Registration Date" means the first to occur of (i) the closing of the first sale to the general public of (A) the Common Stock or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Common Stock, pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by, on or prior to the date of consummation of such Corporate Transaction, the Securities and Exchange Commission under the Securities Act of 1933, as amended.

  (ff) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

  (gg) "Related Entity Disposition" means the sale, distribution or other disposition by the Company, a Parent or a Subsidiary of all or substantially all of the interests of the Company, a Parent or a Subsidiary in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity.

  (hh) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

  (ii) "Share" means a share of the Common Stock.

  (jj) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

  3. Stock Subject to the Plan.

  (a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is one million five hundred thousand (1,500,000) Shares, plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2001 equal to three percent (3%) of the number of Shares outstanding as of such date or a lesser number of Shares determined by the Administrator. Notwithstanding the foregoing, subject to the provisions of
Section 10, below, of the number of Shares specified above, the maximum aggregate number of Shares available for grant of Incentive Stock Options is one million five hundred thousand (1,500,000), plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2001 equal to the lesser of (x) one million (1,000,000) Shares, (y) three percent (3%) of the number of Shares outstanding as of such date, or (z) a lesser number of Shares determined by the Administrator. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

  (b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. If any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such retained Shares subject to such Award shall become available for future issuance under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

  4. Administration of the Plan.

  (a) Plan Administrator.

    (i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

    (ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by
  (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

    (iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

    (iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

  (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

    (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

    (ii) to determine whether and to what extent Awards are granted hereunder;

    (iii) to determine the number of Shares to be covered by each Award granted hereunder;

    (iv) to approve forms of Award Agreements for use under the Plan;

    (v) to determine the terms and conditions of any Award granted hereunder;

    (vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

    (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

    (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

    (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

  (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

  5. Eligibility. Non-Qualified Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

  6. Terms and Conditions of Awards.

  (a) Designation of Award. Each Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

  (b) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

  (c) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

  (d) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

  (e) Individual Option and SAR Limit. The maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company shall be five hundred thousand (500,000) Shares. In connection with a Grantee's commencement of Continuous Service, a Grantee may be granted Options for up to an additional five hundred thousand (500,000) Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Grantee. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

  (f) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than six (6) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

  (g) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferable to the extent provided in the Award Agreement.

  (h) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

  7. Award Exercise Price, Consideration and Taxes.

  (a) Exercise Price. The exercise price, if any, for an Award shall be as follows:

    (i) In the case of an Incentive Stock Option:

      (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

      (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

    (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

    (iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

    (iv) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(c), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.
  (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

    (i) cash;

    (ii) check;

    (iii) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

    (iv) if the exercise occurs on or after the Registration Date, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

    (v) if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

    (vi) any combination of the foregoing methods of payment.

  (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

  8. Exercise of Award.

  (a) Procedure for Exercise; Rights as a Stockholder.

    (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

    (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

  (b) Exercise of Award Following Termination of Continuous Service.

    (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

    (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

    (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

  9. Conditions Upon Issuance of Shares.

    (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

  10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which
Section 424(a) of the Code applies or similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

  11. Corporate Transactions/Changes in Control/Related Entity
Dispositions. Except as may be provided in an Award Agreement:

  (a) The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction, Change in Control or Related Entity Disposition or at the time of an actual Corporate Transaction, Change in Control or Related Entity Disposition and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction, Change in Control or Related Entity Disposition, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction, Change in Control or Related Entity Disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Change in Control or Related Entity Disposition, shall remain fully exercisable until the expiration or sooner termination of the Award. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its parent.

  (b) The portion of any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction, Change in Control or Related Entity Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

  12. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

  13. Amendment, Suspension or Termination of the Plan.

  (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

  (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

  (c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

  14. Reservation of Shares.

  (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

  (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

  15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without cause.

  16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

  17. Stockholder Approval. The Plan became effective when adopted by the Board in March 1999. On March 31, 2000, the Board adopted and approved an amendment and restatement of the Plan (a) to increase the number of Shares available for issuance under the Plan and (b) to adopt a limit on the maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company and certain other administrative provisions to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Code, which amendments are subject to approval by the stockholders of the Company. The amendment and restatement of the Plan included the following other amendment which is not subject to approval by the stockholders of the Company. The Board approved an amendment to the Plan to increase the number of Shares available for grant of Incentive Stock Options.

--------------------------------------------------------------------------------

                                       PROXY CARD

                              CHEAP TICKETS, INC.
                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 9, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 The undersigned hereby appoints Michael J. Hartley and Sandra T. Hartley, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Stockholders of Cheap Tickets, Inc. to be held at the Hawaii Prince Hotel, 100 Holomoana Street, Honolulu, Hawaii, on Tuesday, May 9, 2000 at 8:30 AM, and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" APPROVAL AND RATIFICATION OF THE AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN AND "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

 THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE YOUR VOTE WILL NOT COUNT "FOR" OR "AGAINST" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS. IF NO DIRECTION IS MADE YOUR VOTE WILL HAVE THE SAME EFFECT AS IF YOU VOTED "AGAINST" APPROVAL AND RATIFICATION OF THE AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN AND "AGAINST" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

                                                    I (WE) WILL [_] WILL NOT [_]
                                                   ATTEND THE MEETING IN PERSON.


                     PLEASE SIGN AND DATE ON REVERSE SIDE

     Please mark your
[X]  votes as in this
     example.

                                                                WITHHOLD
                                  FOR all nominees              AUTHORITY
                                listed below (except        to vote for all
                                 as indicated to the        nominees listed
                                  contrary below.)               below.
1. Election of Directors               [_]                        [_]


Director nominees: Giles H. Bateman, George R. Mrkonic, A. Maurice Myers, Cece Smith, Sam Galeotos, Michael J. Hartley and Sandra T. Hartley.

INSTRUCTION: To Withhold Authority to vote for any individual nominee, write that nominee's name in the space below.

--------------------------------------------------------------------------------

2. Approval and Ratification of the Amended and          FOR   AGAINST   ABSTAIN
   Restated 1999 Stock Incentive Plan.                   [_]     [_]       [_]

3. Ratification of Appointment of                        FOR   AGAINST   ABSTAIN
   PricewaterhouseCoopers LLP as independent             [_]     [_]       [_]
   public accountants of Cheap Tickets for the year ending December 31, 2000.

4. Other Business. In their discretion, the proxies      FOR   AGAINST   ABSTAIN
   are authorized to vote upon such other business       [_]     [_]       [_]
   as may properly come before the meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of Cheap Tickets or the Board of Directors at the meeting.

The undersigned hereby ratifies and confirms all that the attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice.

_________________________  ___________________________ Dated: ___________ , 2000
         Signed                        Signed

Please date this proxy card and sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles.